UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2026

FIRST COMMUNITY BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Virginia	000-19297	55-0694814
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 989 Bluefield, Virginia	24605-0989
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (276) 326-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($1.00 par value)	FCBC	NASDAQ Global Select

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Effective as of 5:01 p.m. on January 23, 2026 (the “Effective Time”), First Community Bankshares, Inc. (‘First Community”) completed its previously announced merger (the “Merger”) with Hometown Bancshares, Inc. a West Virginia corporation headquartered in Middlebourne, West Virginia (“Hometown”), pursuant to an Agreement and Plan of Merger (the “Agreement”) dated July 19, 2025, by and between First Community and Hometown. At the Effective Time, Hometown merged with and into First Community, with First Community as the surviving corporation in the Merger.

Immediately following the Merger, Union Bank, Inc., a wholly-owned subsidiary of Hometown, merged with and into First Community Bank, a wholly-owned subsidiary of First Community (the “Bank Merger”), with First Community Bank as the surviving bank in the Bank Merger.

Under the terms of the Agreement, each outstanding share of common stock of Hometown was converted into the right to receive 11.706 shares (the “Exchange Ratio”) of First Community common stock, par value $1.00 per share, plus cash, without interest, in lieu of fractional shares.

Under the terms of the Agreement, all Hometown stock appreciation rights under a stock appreciation award (except certain stock appreciation rights that were unvested as of January 1, 2025) and all Hometown dividend equivalent rights granted under the Hometown Dividend Equivalent Incentive Plan that were outstanding immediately prior to the Effective Time, to the extent not vested, became fully vested, and were canceled. The holders of these rights received or will receive a cash payment from First Community within ten business days of the Effective Time. The holders of stock appreciation rights received or will receive a lump sum cash  payment equal to the number determined by multiplying (i) the excess, if any of (A) Average Closing Price (as defined in the Agreement) multiplied by (B) the Exchange Ratio over the applicable exercise price of the stock appreciation right, by (ii) the number of shares of Hometown common stock subject to the applicable stock appreciation right. The holders of dividend equivalent rights received or will receive a lump sum cash payment equal to the account value of the applicable dividend rights award. The stock appreciation rights that are unvested as of January 1, 2025, were assumed by First Community.

There were no material relationships, other than in respect of the Merger, between First Community and Hometown, its directors or officers or any of its affiliates.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 2.1 to First Community’s Current Report on Form 8-K filed on July 21, 2025, and incorporated herein by reference.

On January 26, 2026, First Community issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is being furnished to the Securities and Exchange Commission (“SEC”) and shall not be deemed “filed” for any purpose.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit	Exhibit Description
No.

2.1
Agreement and Plan of Merger, dated as of July 19, 2025, by and between First Community Bankshares, Inc. and Hometown Bancshares, Inc. (incorporated by reference to Exhibit 2.1 to the Form 8-K dated July 19, 2025 filed by First Community Bankshares, Inc. on July 21, 2025 (File No 000-19297)*

99.1	Press Release, dated January 26, 2026 issued by First Community Bankshares, Inc.

104	Cover-Page Interactive Data File (embedded within the Inline XBRL document)

*Listed disclosure schedules have been omitted pursuant to Regulation S-K item 601(b)(2). First Community agrees to furnish a supplemental copy of such schedules upon request of the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST COMMUNITY BANKSHARES, INC.

Date:	January 26, 2026	By:	/s/ David D. Brown
David D. Brown
Chief Financial Officer